UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A

Amendment No. 1 to
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 6, 2017

PAREXEL International Corporation
(Exact name of registrant as specified in charter)

Massachusetts	0-21244	04-2776269
(State or other juris- diction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

195 West Street, Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 487-9900

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations for the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On May 3, 2017, the Chairman and CEO and the Corporate Vice President and Interim CFO of PAREXEL International Corporation (the “Company”) approved an amendment and expansion to a plan to restructure the Company’s operations, which was first adopted on January 6, 2017 (as amended, the “Plan”), as previously reported on the Current Report on Form 8-K filed on January 9, 2017. The details of the Plan are set forth below.

The goal of the Plan is to restructure operations to improve the productivity and efficiency, simplify the organization, and streamline decision-making of the Company, thereby enhancing client engagement. The restructuring initiative is company-wide. These actions are now expected to result in pre-tax charges in the range of $49 million to $63 million, all of which are anticipated to be cash expenditures except for $1 million. The Company expects to record a pre-tax charge in the fourth quarter of the fiscal year ending June 30, 2017 (“Fiscal Year 2017”) in the range of $17 million to $23 million, with the remainder of the charges to be incurred by the end of the fiscal year ending June 30, 2018 (“Fiscal Year 2018”). The charges will include approximately $45 million to $52 million in employee separation costs and approximately $4 million to $11 million in associated with facility consolidation. It is anticipated that approximately 1,100 -1,200 jobs in the Company will be impacted, of which 710-810 are incremental as a result of the amendment to the original plan. The Company anticipates completing restructuring activities by the end of Fiscal Year 2018, and expects the charges to result in annual pre-tax savings of approximately $6 million to $10 million over the course of Fiscal Year 2017 and approximately $85 million to $95 million on an annualized basis when fully completed.

This Current Report on Form 8-K contains “forward-looking” statements regarding future results and events, including, without limitation, statements regarding expected financial results and anticipated savings. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “appears,” “estimates,” “projects,” “will,” “would,” “could,” “should,” “targets,” and similar expressions are also intended to identify forward-looking statements. The forward-looking statements in this release involve a number of risks and uncertainties. The Company’s actual future results may differ materially from the results discussed in the forward-looking statements contained in this 8-K. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q, as filed with the Securities and Exchange Commission, which “Risk Factors” discussion is incorporated by reference in this press release. The Company specifically disclaims any obligation to update these forward-looking statements in the future. These forward-looking statements should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this press release.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2017	PAREXEL International Corporation
By:	/s/ Emma Reeve
Corporate Vice President and Interim Chief Financial Officer